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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - AUGUST 3, 1998




                               TEXAS UTILITIES COMPANY


                (Exact name of registrant as specified in its charter)




               TEXAS                 1-12833               75-2669310
          (State or other          (Commission          (I.R.S. Employer
          jurisdiction             File Number)        Identification No.)
          of incorporation)



             ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS    75201-3411
                 (Address of principal executive offices) (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - (214) 812-4600



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                              FORWARD-LOOKING STATEMENTS


          This report and other presentations made by Texas Utilities Company (Texas Utilities) and its direct or indirect subsidiaries (together, the Texas Utilities System) contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Although Texas Utilities and such subsidiaries believe that in making any such statement their expectations are based on reasonable assumptions, any such statement involves uncertainties and is qualified in its entirety by reference to the factors contained in the Forward-Looking Statements section of Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of Texas Utilities' most recent Annual Report on Form 10-K, including the following factors, any of which could cause the actual results of Texas Utilities and such subsidiaries to differ materially from those projected in such forward-looking statements: the competitive environment; local, state and national regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structures; the economic climate and growth in the service territories of service providers within the Texas Utilities System; the weather and other natural phenomena; conditions in capital markets; and changes in technology used and services offered by service providers within the Texas Utilities System.

          ITEM 5. Other Events

               On August 4, 1998, Texas Utilities Company (Company) announced its financial results for the three and twelve months ended June 30, 1998. The Company's acquisition of
          The Energy Group PLC (TEG), which was announced on March 2, 1998, is expected to be completed as of Friday, August 7, 1998. Substantially all of TEG's operations are conducted through its subsidiary Eastern Group PLC (Eastern), one of the largest integrated electricity and gas groups in the United Kingdom. Pursuant to accounting guidelines for purchase accounting, the Company's financial results for the three and twelve months ended June 30, 1998 include results of operations of TEG from May 19, 1998, the date the Company's offer for TEG was declared unconditional.

               Earnings for the twelve months ended June 30, 1998, excluding non-recurring items, were $2.81 per share ($2.80 per share diluted) compared to $3.12 per share for the prior twelve-month period.

               A substantial portion of Eastern's earnings comes during the first and fourth quarters of the year due to increased generation during these periods of peak usage. The second and third quarters are not large contributors to Eastern's earnings.
          As a result of the acquisitions of TEG and ENSERCH Corporation (ENSERCH), the Company's earnings pattern is expected to be strong in the first and fourth quarters as well as the traditionally strong third quarter. The second quarter is expected to contribute to earnings at a reduced level.

               Excluding the effect of non-recurring items and adjustments, earnings for the second quarter of 1998 were 46 cents per share of common stock compared to 72 cents per share for the second quarter of 1997. The quarter reflects the seasonal nature of earnings of Eastern and ENSERCH, as noted above.

               Earnings for the quarter and twelve months ended June 30, 1998, reflect continued strong core domestic electric sales growth aided by weather driven electric sales, offset by the seasonal results of operations of the Company's domestic gas business, reduced revenues and increased depreciation at Texas Utilities Electric Company (TU Electric) as a result of a two-year rate settlement and the results of Eastern's operations since acquisition, which are typically lower in the second quarter than in other quarters.

               Earnings for both the three and twelve months ended June 30, 1998 also reflect transaction expenses and adjustments related to the TEG acquisition that were expensed in the second quarter. In addition, earnings for the twelve months were affected by the previously announced TU Electric fuel reconciliation disallowance and related adjustments. Including these items, earnings were 33 cents per share for the quarter and $2.45 per share ($2.44 per share diluted) for the twelve months ended June 30, 1998.

               In accordance with TU Electric's rate settlement agreement, TU Electric recorded increased depreciation on its nuclear power plant - Comanche Peak Steam Electric Station - of approximately
          $85 million in the second quarter.   Of the $85 million of
          accelerated depreciation, $46 million is related to the reallocation of depreciation from transmission and distribution assets to nuclear generation assets, which does not effect earnings, and $39 million is related to the cap on TU Electric's returns as a result of the settlement agreement. Total accelerated depreciation of approximately $130 million for the six months ended June 30, 1998, included an additional $45 million of accelerated depreciation in the first quarter related to the reallocation described above.



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               Operating revenues for the three and twelve months ended
          June 30, 1998 were $3,236,444,000 and $10,600,160,000,
          respectively, as compared to $1,588,485,000 and $6,478,004,000, respectively, for the corresponding periods in 1997.
          Consolidated net income for the three and twelve months ended June 30, 1998 were $83,023,000 and $594,561,000, respectively, as compared to $160,746,000 and $700,119,000, respectively, for the corresponding periods in 1997.

               On August 3, 1998, the Gracy Fund, L.P. filed suit in the United States District Court for the Northern District of Texas against EEX Corporation, formerly Enserch Exploration, Inc.
          (EEX), the Company, David W. Biegler, Gary J. Junco, Erle Nye, Thomas Hamilton and J. Phillip McCormick. The plaintiff seeks to represent a class comprised of all purchasers of the common stock of ENSERCH or EEX between January 26, 1996 and August 4, 1997, including former shareholders of ENSERCH who received shares of EEX and the Company pursuant to the merger agreement between ENSERCH and the Company dated April 13, 1996, all EEX shareholders solicited pursuant to a proxy statement/prospectus issued by EEX dated October 2, 1996 and all ENSERCH shareholders solicited by a joint proxy statement/prospectus issued by ENSERCH and the Company dated September 23, 1996. The individual defendants are current or former officers and/or directors of the Company or EEX. The plaintiffs allege that the defendants participated in a fraudulent scheme and course of business by disseminating materially false and misleading statements regarding EEX's and ENSERCH's business which caused the plaintiffs and other members of the class to purchase EEX and ENSERCH stock at artificially inflated prices. In such connection, the plaintiffs allege that the defendants violated various provisions of the Securities Act of 1933 and the Securities Exchange of 1934 (Exchange Act). No amount of damages is specified. The Company is evaluating these claims and is unable at this time to predict the outcome of this proceeding, but it intends to vigorously defend this suit.

               In addition, the Company has been informed that a suit has been filed in the Southern District of Texas against EEX, ENSERCH and DeGolyer & MacNaughton, independent petroleum consultants. According to a press release issued by counsel for the plaintiff, the suit has been filed on behalf of persons who acquired the common stock of EEX between August 3 and August 5, 1997. The press release indicates that the complaint asserts claims under the federal securities laws, including the Exchange Act, and alleges that EEX and certain of its officers and directors engaged in material misrepresentations and omissions concerning the amount of proved oil and gas reserves of certain EEX properties. There is no indication in the press release of the amount of damages sought. The Company is not aware that ENSERCH has yet been served with the complaint in this action.



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                                      SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TEXAS UTILITIES COMPANY



                                          By: /s/ Robert S. Shapard
                                             ---------------------------
                                             Name:  Robert S. Shapard
                                             Title:  Treasurer and Assistant
                                                     Secretary


          Date:  August 5, 1998